Exhibit 5.1

[Letterhead of Wilson Sonsini Goodrich & Rosati, Professional Corporation]

October 10, 2003

Redback Networks Inc.

300 Holger Way

San Jose, CA 95134

Re:	Offer to Exchange Shares of Common Stock for 5% Convertible
Subordinated Notes due April 1, 2007

Dear Ladies and Gentlemen:

We have acted as counsel to Redback Networks Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (Registration No. 333-107714) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, the issuance by the Company of up to 47,500,000 post reverse split shares of common stock, par value $0.0001 per share (the “Exchange Securities”). The Exchange Securities will be offered by the Company in exchange for $467,500,000 aggregate principal amount of the Company’s 5% Convertible Subordinated Notes due April 1, 2007 and related accrued interest, as described in the Registration Statement. The shares of common stock received pursuant to the exchange offer by holders of Notes who executed the lock-up agreement are referred to in this opinion as the “Lock-up Securities” and the shares of common stock received pursuant to the exchange offer by holders of notes who did not execute the lock-up agreement are referred to in this opinion as the “Non-Lock-up Securities”. We refer to the Lock-up Securities and the Non-Lock-up Securities together as the Exchange Securities.

We have examined the Registration Statement, including the related prospectus (the “Prospectus”), and a form of the share certificate for the Company’s common stock, which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have obtained from public officials and from officers of the Company such other certificates and assurances, and we have examined such corporate records of the Company, as we have considered necessary or appropriate for the purpose of rendering the opinions contained in this letter.

We have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters and representations and warranties contained in the records, documents, instruments and certificates we have reviewed, except to the extent any such representations and warranties constitute legal conclusions specifically covered in our opinions set forth below; (d) the conformity of the issuance and sale of the Exchange Securities to the manner stated in the Registration Statement and the Prospectus and the compliance of such issuance and sale with applicable federal and state securities laws; and (e) except as specifically covered in the opinions set forth below, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials.

The opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware.

On the basis of the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that (i) when the requisite number of holders of shares of the Company’s common stock has approved all matters necessary for the authorization and issuance of the Exchange Securities and (ii) upon issuance and delivery in accordance with the terms and conditions of the exchange offer as described in the Registration Statement, the Non-Lock-up Securities will be validly issued, fully paid and nonassessable, and the Lock-up Securities, when issued and sold by the holders thereof in the manner to be set forth in a post-effective amendment to the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

This opinion is given as of the date of this letter. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may occur after the date of this letter.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, without our express written permission. We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not admit that we fall within the category of persons whose consent is required under Section 7 of the Act, or that we are “experts,” as that term is used in the Act or in the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this letter as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/     WILSON SONSINI GOODRICH & ROSATI